VIRTU FINANCIAL, INC.
AMENDED AND RESTATED
2015 MANAGEMENT INCENTIVE PLAN
EMPLOYEE
RESTRICTED STOCK UNIT AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is entered into as of March 21, 2018 (the “Date of Grant”), by and between Virtu Financial, Inc., a Delaware corporation (the “Company”), and Joseph Molluso (the “Participant”).
WHEREAS, the Company has adopted the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (the “Plan”), pursuant to which Restricted Stock Units (“RSUs”) may be granted; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant the RSUs provided for herein to the Participant subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Restricted Stock Units.
(a)    Grant. The Company hereby grants to the Participant a total of 120,000 RSUs on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company, which may be maintained by a third party.
(b)    Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.	Vesting and Settlement.
(a)    Except as may otherwise be provided herein, subject to the Participant’s continued employment or service with the Company or an Affiliate, the RSUs shall vest in equal installments on each of the first three (3) anniversaries of the Date of Grant (each such date, a “Vesting Date”). Upon each Vesting Date, such portion of the RSUs that vest on such date shall no longer be subject to the transfer restrictions pursuant to Section 9(a) hereof or cancellation pursuant to Section 4 hereof. Any fractional RSUs resulting from the application of the vesting schedule shall be aggregated and the RSUs resulting from such aggregation shall vest on the final Vesting Date.
(c)    Vested RSUs shall be settled within ten (10) days following the Vesting Date for such RSUs in shares of Class A Common Stock, or cash, as determined by the Committee in its sole discretion.
3.    Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Class A Common Stock (a “Dividend”), the Participant shall be entitled to receive, with respect to each RSU granted pursuant to this Agreement and outstanding as of the record date for such Dividend, payment of an amount equal to the Dividend at the same time as the Dividend is paid to holders of shares of Class A Common Stock generally.
4.    Termination of Employment or Service. If the Participant’s employment or service with the Company and its Affiliates is terminated at any time prior to the third and final Vesting Date (i) by the Company without Cause, (ii) due to death or Disability or (iii) by Participant for Good Reason, a number of RSUs equal to (a) 40,000 multiplied by a fraction, the numerator of which is the number of calendar days the Participant was employed since the later of (x) the Date of Grant or (y) the most recent anniversary of the Date of Grant, and the denominator of which is 365, plus (b) in the event that such termination occurs prior to second Vesting Date, the number of RSUs otherwise scheduled to vest on the next anniversary of the Date of Grant, shall be deemed vested immediately. Except as otherwise provided in this Section 4, upon the Participant’s termination of employment or service with the Company and its Affiliates, all unvested RSUs shall be cancelled immediately and the Participant shall not be entitled to receive any payments with respect thereto.

For purposes of this Section 3, “Good Reason” shall mean the termination of Participant’s employment at his initiative after, without Participant’s prior written consent, one (1) or more of the following events: (i) a reduction in the Participant’s base salary; (ii) any material diminution or adverse change in the duties, authority, responsibilities, or positions of Participant at present; (iii) requiring Participant to report to an officer or employee other than the Company’s Chief Executive Officer; (iv) the Company’s requiring Participant to be based at a location in excess of fifty (50) miles from the location of Executive’s principal job location, except for required travel on the Company’s business to an extent substantially consistent with Participant’s position; or (v) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets or business of the Company after a merger, consolidation, sale, or similar transaction; provided, however, that prior to resigning for Good Reason, Participant shall give written notice to the Company of the facts and circumstances claimed to provide a basis for such resignation not more than sixty (60) days following his knowledge of such facts and circumstances, and the Company shall have thirty (30) days after receipt of such notice to cure such facts and circumstances (and if so cured then Participant shall not be permitted to resign for Good Reason in respect thereof). Any termination of employment by Executive for Good Reason shall be communicated to the Company by written notice, which shall include Executive’s date of termination of employment (which, except as set forth in the preceding sentence, shall be a date not later than thirty (30) days after delivery of such notice).

5.    Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Class A Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Class A Common Stock underlying the RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Class A Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

6.	Compliance with Legal Requirements.
(a)    Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising his rights under this Agreement.
(b)    Taxes and Withholding. The vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. The Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold any cash, shares of Class A Common Stock, other securities or other property or from any compensation or other amounts owing to the Participant, the amount (in cash, Class A Common Stock, other securities or other property) of any required withholding taxes in respect of the RSUs, settlement of the RSUs or any payment or transfer of the RSUs, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes. In its sole discretion, the Company may permit the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Class A Common Stock that would otherwise be deliverable to the Participant upon settlement of the RSUs with a Fair Market Value equal to such withholding liability.
7.    Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the RSU award if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or violates a non-competition, non-solicitation, non-disparagement, non-disclosure or confidentiality covenant or agreement with the Company or any Affiliate, as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs, the sale or other transfer of the RSUs, or the sale of shares of Class A Common Stock acquired in respect of the RSUs, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation system on which the Class A Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

8.	Contractual Obligations.
(a)    Nothing in this Agreement shall supersede, modify, replace or cancel any existing contractual obligations, including but not limited to restrictive covenants, applicable to you in any employment agreement, offer letter, prior equity award agreement or any other agreement or contract with the Company or its Affiliates.
(b)    In the event that the Participant violates any of the contractual obligations referred to in this Section 8, in addition to any other remedy which may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

9.	Miscellaneous.
(a)    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 15(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.
(b)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)    Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 9(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.
(d)    General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.
(e)    Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal executive office.
(f)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(g)    No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(h)    Fractional Shares. In lieu of issuing a fraction of a share of Class A Common Stock resulting from adjustment of the RSUs pursuant to Section 12 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.
(i)    Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.
(j)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(k)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto, except as set forth in Section 8 hereof. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12 or 14 of the Plan.
(l)    Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(i)    Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States Federal and state courts sitting in Wilmington, Delaware as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.
(ii)    Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.
(m)    Headings; Gender. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement. Masculine pronouns and other words of masculine gender shall refer to both men and women as appropriate.
(n)    Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
(o)    Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).
(p)    Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Agreement has been executed by the Company and the Participant as of the day first written above.

VIRTU FINANCIAL, INC.
By:
Name: Douglas A. Cifu
Title: Chief Executive Officer

Joseph Molluso

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